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                                                                    EXHIBIT 10.1

[FOCAL LETTERHEAD]

                                 June ___, 2002

Robert C. Taylor, Jr.

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-------------------------

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Dear Bob:

          This letter agreement (this "Agreement") will confirm the agreement between you and Focal Communications Corporation, Inc. (together with its direct and indirect subsidiaries, the "Company"), as follows:

     1.   SEPARATION FROM THE COMPANY

          By signing this Agreement you acknowledge that the termination of your employment with the Company will be effective on _______, 2002 (the "Separation Date"). As of the Separation Date, you will no longer be employed by the Company and will no longer be required to fulfill any of the duties and responsibilities associated with your position of employment with the Company.

     2.   SEVERANCE ARRANGEMENTS

          In exchange for your execution of this Agreement, including the Release in paragraph 3 and the additional agreements in paragraph 4, the Company agrees to the following:

     (a) For a period of one year commencing on the Separation Date (the "Severance Period"), you will receive your salary at the same rate of pay as, and on the same schedule as was customary for, your salary in effect immediately prior to the Separation Date (I.E., $275,000 per annum).

     (b) During the Severance Period, you will receive the same, if possible, or comparable medical benefits to those provided to you by the Company immediately prior to the Separation Date.

     (c) Promptly after the separation date, the Company will pay to you in cash the amount of your unused vacation accrued through the Separation Date in accordance with the Company's policies.

     (d) You will continue after the Separation Date to serve on the Company's Board of Directors (the "Board") as its Chairman (or, if after the date hereof the Board votes to designate another director as Chairman, as an outside director), and on such committees, and in such positions thereon, as the Board shall from time to time determine, in each case until the earliest to occur of your death, resignation,

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          failure to be re-elected by the Company's stockholders, or receipt of a request by a majority of the members of the Board (excluding you) for your removal (in which case you will promptly resign from the Board and all committees thereof). For so long as you serve as a member of the Board, you will be entitled to such compensation and expense reimbursement arrangements as are generally made available to other outside directors serving on the Company's Board, the terms of which are described on EXHIBIT A attached hereto.

     (e) You will be retained by the Company as an outside consultant for a one-year term commencing on the Separation Date, subject to renewal by the Company for successive six-month terms upon written notice to you prior to the end of any such one-year or six-month term, as applicable. During the period in which you are retained as a consultant:

          (i) you will provide to the Company and its Chief Executive Officer up to 20 hours per calendar month (or such greater number of hours as is requested by the Company and reasonably agreed to by you) of such consulting and advisory services as the Chief Executive Officer shall from time to time direct, subject to your receipt of reasonable notice concerning the timing for your consulting responsibilities;

          (ii) you will receive a consulting payment of $5,000 per month, which will cover up to 20 hours of consulting services in each such calendar month; if the number of hours of consulting services provided in any month exceeds 20 hours, such excess hours will be billed and paid at a rate of $250 per hour; hours worked in any particular day will be rounded to the next whole hour and will be recorded and submitted to the Company in good faith by you;

          (iii) you will receive the same, if possible, or comparable medical benefits to those provided to you by the Company immediately prior to the Separation Date; and

          (iv) you will be provided use of an executive office at Focal's Chicago headquarters.

          Your service as a consultant will terminate upon your death, resignation, or termination by the Board or the Company's Chief Executive Officer; PROVIDED that upon any termination by the Board or the Company's Chief Executive Officer, you will be entitled to receive the consulting payments and continuation of benefits described in clauses (ii) and (iii) of the preceding sentence until the end of the one-year or six-month term (as applicable) in which such termination occurs. Your retention by the Company as a consultant will be as an independent contractor, and will not give rise to any employment relationship with the Company.

     (f) For purposes of the Restricted Stock Agreement, dated as of March 25, 2002, between you and the Company (the "Restricted Stock Agreement"), 50% of your

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          "Restricted Shares" will become "Vested Restricted Shares" under such agreement on the Separation Date. With respect to the remainder of your "Restricted Shares" under the Restricted Stock Agreement, such shares will vest over the period from January 1, 2003 through January 1, 2006 in the percentages set forth in the vesting schedule in
          Section 2(a) of the Restricted Stock Agreement; PROVIDED that the acceleration of vesting provisions in Sections 2(b) and (c) will be terminated and will no longer be of any force or effect; AND PROVIDED FURTHER that vesting will cease and no "Restricted Shares" will vest under the Restricted Stock Agreement at any time after the date on which you cease both your service on the Company's Board pursuant to paragraph 2(c) and your service as a consultant pursuant to paragraph 2(d) above.

     (g) During the period in which you serve on the Company's Board pursuant to paragraph 2(c) and/or as a consultant pursuant to paragraph 2(d) above, the Company will (i) provide a DSL line in your home free of charge to you; (ii) provide you with an e-mail account hosted on the Company's server; and (iii) reimburse you for all reasonable out-of-pocket business expenses (including mobile phone charges) incurred by you as required in the course of performing your duties under this letter agreement, subject to the Company's policies regarding reimbursement of such expenses and the Company's requirements regarding reporting and documentation of such expenses.

     (h) Promptly after the Separation Date, the Company will reimburse you for all reasonable out-of-pocket fees and expenses of one legal counsel to you incurred prior to the date hereof in connection with the review, negotiation, and execution of this letter agreement.

     All payments and other arrangements under this Section 2 (the "Severance Arrangements") will be subject to any applicable withholding obligations of the Company under applicable laws.

     Such Severance Arrangements will not be paid or become effective until this agreement becomes effective and enforceable. You understand and agree that you will not receive the payments and benefits described in this paragraph 2 unless you execute this Agreement and do not breach this Agreement.

     Such Severance Arrangements shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or any of its affiliates. You understand that the Severance Arrangements made to you represent consideration for signing this Agreement (including the Release set forth in paragraph 3) and are not salary, wages or benefits to which you were already entitled. You also acknowledge and represent that you have already received everything to which you were entitled by virtue of your employment relationship with the Company.

     3.   RELEASE BY YOU

     (a) You (for yourself, your heirs, assigns or executors) release and forever discharge the Company, any of its affiliates, and its and their directors, officers, agents and

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          employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this letter agreement becomes effective and enforceable, ("Claims") of any kind, which relate in any way to your employment with the Company or the termination of that employment, except for those arising out of the performance of this letter agreement, your rights under the employee benefit plans of the Company and your rights to accrued, unused vacation and sick leave. Such released Claims include, without in any way limiting the generality of the foregoing language, any and all allegations, claims, or violations, arising under: Title VII or the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Equal Pay Act of 1963, as amended; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; any applicable Executive Order Programs; the Fair Labor Standards Act, as amended; or their state or local counterparts (including the Illinois Human Rights Act, as amended); or under any other federal, state or local civil or human rights law; or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract, or tort, or under common law; or arising under any policies, practices, or procedures of the Company; or arising out of any contract or agreement with the Company (other than under this Agreement); or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters; PROVIDED that such released Claims specifically exclude any claims under the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act).

     (b) In signing this Release you acknowledge that you intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You expressly consent that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. You acknowledge and agree that this waiver is an essential and material term of this Release and without such waiver the Company would not have made the Severance Payments described in paragraph 2. You further agree that in the event you bring your own Claim in which you seek damages against the Company, or in the event you seek to recover against the Company in any Claim brought by a governmental agency on your behalf, this release shall serve as a complete defense to such Claims. You further agree that you are not aware of any pending charge or complaint of the type described in paragraph 3(a) as of the execution of this Release.

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     (c)  In signing this Release, you represent that you have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3(a) above.

     (d)  By signing this letter agreement, you acknowledge that you:

          (1) have carefully read and fully understand all of the provisions of this letter agreement, and understand that you will be giving up important rights (including, without limitation, rights under the Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; and the Employee Retirement Income Security Act of 1974, as amended);

          (2) knowingly and voluntarily agree with and consent to all of the terms set forth in this letter agreement, and knowingly and voluntarily agree to be legally bound by this letter agreement; and

          (3) have been advised and encouraged by the Company to consult with an attorney prior to signing this letter agreement, and you have either done so or, after careful reading and consideration, have chosen not to of your own volition.

     4.   ADDITIONAL AGREEMENTS

          (a) You agree not to disparage the Company, or its past and present investors, officers or employees, and to keep all confidential and proprietary information about the past or present business affairs of the Company confidential unless a prior written release from the Company is obtained, or as such disclosure is required under applicable law (in which case you will notify the Company in writing in advance of such disclosure). The Company agrees that will not disparage you, will upon your request deliver a positive written reference regarding you for delivery to any future employer or business relation, and will consult with you and obtain your reasonable approval in preparing the initial press release or public statement regarding the termination of your employment.

          (b) You agree that you will continue to be bound by the terms of your Executive Stock Agreement and Employment Agreement, dated as of November 27, 1996 and thereafter amended (your "Employment Agreement") that survive termination of your employment, specifically Section 4 relating to restrictions on transfer, Section 5(g) relating to confidentiality, Section 6 relating to ownership of intellectual property, Section 7 relating to noncompetition and nonsolicitation, Section 8 relating to notices, and Section 9 relating to miscellaneous provisions. In addition, notwithstanding anything to the contrary in Section 7 of the Employment Agreement, you will (without the payment of any additional consideration other than as set forth in this letter Agreement) continue to be bound by the terms of such Section 7 during the Severance Period; PROVIDED that if, prior to the end of the Severance Period, the Board terminates your service under paragraph 2(d) above as Chairman of the Board, either (i) the Board will immediately after the date of such termination pay you in a lump sum all severance amounts remaining to be paid to you under paragraph 2(a) above and all consulting compensation remaining to be paid to you under paragraph 2(e) above for the remainder of the

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one-year or six-month consulting term, as applicable, in which such termination occurs (which lump sum payment will be in full satisfaction of the Company's obligations under paragraphs 2(a) and 2(e) above; or (ii) if the Board fails or declines to make such lump sum payment within 14 days after the date of such termination, then, notwithstanding anything herein to the contrary, you will thereafter no longer be bound by the terms of Section 7 of your Employment Agreement and the Company will have no further obligation to make any payments thereafter to you under paragraphs 2(a) and 2(e) above.

     5.   CONFIDENTIALITY OF THIS LETTER AGREEMENT

          The contents of this letter agreement, including but not limited to its financial terms, are strictly confidential. By signing this agreement you agree and represent that you will maintain the confidential nature of the agreement, except (a) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential; (b) as otherwise required by law, in which case you shall notify the Company in writing in advance of disclosure; and (c) as necessary to enforce this letter agreement.

          The Company agrees that it will keep the contents of this letter agreement confidential, except (a) to its executive staff and governing bodies, as necessary or appropriate, and to its outside counsel and auditors; (b) as otherwise required by law; and (c) as necessary to enforce this letter agreement.

     6.   NO TRANSFER OR ASSIGNMENT

          You and the Company agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiary, including for alimony, except to the extent required by law.

     7.   NO ADMISSIONS

          This letter agreement shall not be construed as an admission of any wrongdoing either by the Company, its affiliates, or its and their directors, officers, agents and employees.

     8.   NO OTHER AGREEMENT

          This letter agreement contains the entire agreement between you and the Company. No part of this letter agreement may be changed except in writing, executed by both you and the Company

     9.   GOVERNING LAW

          This letter agreement shall be interpreted in accordance with the laws of the State of Illinois. Whenever possible, each provision of this letter agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision shall be held to be

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prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this letter agreement.

     10.  COUNTERPARTS

          This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

     11.  Conflicting Terms

          The terms of this agreement shall be read consistently with the terms of other agreements between you and the Company; if terms of this Separation Agreement are deemed to be inconsistent with or conflict with the terms of other agreements between you and the Company, the terms of this agreement shall control.

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          Please indicate your agreement by signing this letter and returning it to us on or before _______, 2002.


                                               Very truly yours,

                                               FOCAL COMMUNICATIONS
                                               CORPORATION, INC.

                                               By:
                                                      --------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                      --------------------------

Accepted and Agreed this _____ day of
________, 2002:


By:
      -------------------------------
      Robert C. Taylor, Jr.

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                                    EXHIBIT A
                           TO LETTER AGREEMENT BETWEEN
                              ROBERT C. TAYLOR, JR.
                      AND FOCAL COMMUNICATIONS CORPORATION
                               DATED JUNE 19, 2002

(a) Cash payment of $25,000 per year, payable in quarterly installments during your term of service.

(b) Cash payment of $1,500 for each board meeting that you attend in person.

(c) Cash payment of $1,000 for each substantive committee meeting that you attend in person.

(d) Initial grant of options to acquire 30,000 shares of Focal common stock, with an exercise price equal to the fair market value of a share of Focal common stock as of today, which options will vest 25% today and 25% on each of the first 3 anniversaries of today that occur during your term of service.

(e) An additional grant of options on each anniversary of the date hereof that occurs during your term of service, which will:

     (i) be exercisable for a number of shares of Focal common stock equal to the result obtained by dividing (x) $120,000 minus the total cash payments received by you under paragraphs (a) through (c) during the 12-month period preceding the date of grant, by (y) the fair market value of a share of Focal common stock on the date of grant;

     (ii) have an exercise price equal to the fair market value of a share of Focal common stock on the date of grant; and

     (iii) vest 33 1/3% on each of the first 3 anniversaries of the date of grant that occur during your term of service.

(f) Reimbursement of your reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof.

The terms of the arrangements summarized above would be set forth in detail in an outside Director Option Agreement between you and the Company.

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